UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Distribution Declared
On November 30, 2015, KBS Real Estate Investment Trust, Inc.’s (the “Company”) board of directors declared a special distribution in the amount of $0.25 per share of common stock to stockholders of record as of the close of business on December 1, 2015. The Company expects to pay this distribution on or about December 7, 2015. The distribution will be paid in cash and funded from the Company’s proceeds from the sales of real estate properties.
The distribution will be included in each stockholder's Form 1099 for the year ending December 31, 2015 along with all other distributions made during the year.  While the Company does not have sufficient information to calculate the exact characterization of this distribution, the Company currently estimates that the majority of this distribution will be characterized as either depreciation recapture or long term capital gains as a result of the sales of certain GKK Properties above their tax basis.  The total distributions and total taxable income for all of 2015 will impact the determination of the final amount of depreciation recapture, capital gain, ordinary income, and return of capital for all distributions that will be reported on each stockholder's Form 1099 for 2015.  Each stockholder is urged to consult his or her tax advisor regarding the tax consequences of the Company’s special distribution in light of his or her particular investment or tax circumstances.  Such distribution will also reduce the Company’s estimated value per share and this reduction will be reflected in the Company’s December 2015 updated estimated value per share.  The board of directors may declare distributions from time to time based on the Company’s income, cash flow, financing activities and proceeds from the sale of real estate.  The Company can give no assurances as to the timing, amount or notice with respect to any potential future distribution declarations.
The Company’s cash flows from operations will decrease as a result of its disposition activity and the Company’s board of directors may adjust the distribution policy with respect to the amount of quarterly distribution payments to take into account the operations of the Company’s remaining investment portfolio. The Company may continue to make strategic asset sales as opportunities become available in the market and would anticipate to distribute the net sales proceeds from such strategic asset sales to stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 2, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer